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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 2054

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 29, 1998

                            CABLETRON SYSTEMS, INC.
              (Exact name of registrant as specified in charter)


     DELAWARE                           1-10228               04-2797263
(State or other jurisdiction    (Commission File Number)  (I.R.S. Employer
       of incorporation)                                  Identification No.)

          35 Industrial Way, Rochester, NH                    03867
         (Address of principal executive offices)           (Zip code)


Registrant's telephone number, including area code:  (603) 332-9400
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Item 5.

On July 29, 1998, Donald B. Reed resigned from the Board of Directors of Cabletron. Mr. Reed resigned as a result of his current employment which he believes presents him with a potential conflict of interest with his continuing membership on the Board of Directors of Cabletron.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CABLETRON SYSTEMS, INC.

Date:  July 31, 1998                  By: /s/ David J. Kirkpatrick
                                          ----------------------------
                                          David J. Kirkpatrick
                                          Executive Vice President and
                                          Chief Financial Officer

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